As filed with the Securities and Exchange Commission on January 11, 2012.
Registration No. 333-177184

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement No. 333-177184
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	88-0292161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, Florida 32815
(321) 452-3545
(Address of Principal Executive Offices, Including Zip Code)

2004 Employee Stock Option Plan
2011 Equity Compensation Incentive Plan
Non-Qualified Stock Options
(Full title of the plan)

Glenn D. Estrella
President and Chief Executive Officer
WORLD SURVEILLANCE GROUP INC.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, Florida 32815
(Name and address of agent for service)

(321) 452-3545
(Telephone number, including area code, of agent for service)

Copies to:

Barbara M. Johnson, Esq.	Stephen M. Fleming, Esq.
World Surveillance Group Inc.	Fleming PLLC
State Road 405, Building M6-306A, Room 1400	49 Front Street, Suite 206
Kennedy Space Center, Florida 32815	Rockville Centre, NY 11570
(321) 452-3545	(516) 833-5034

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐                                                             Accelerated filer ☐
Non- accelerated filer ☐                                                               Smaller Reporting Company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-177184) (the “Registration Statement”) of World Surveillance Group Inc. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on October 5, 2011.  The Registration Statement registered 63,916,667 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”), under the Registrant’s 2004 Employee Stock Option Plan, certain Non-Qualified Stock Options, and the 2011 Equity Compensation Incentive Plan.

The purpose of this Post-Effective Amendment No. 1 is to update the Selling Shareholders table to reflect some specific restricted stock grants that were made by Registrant under the 2011 Equity Compensation Incentive Plan.  No additional securities are being registered hereby.

THE SELLING SHAREHOLDERS

Certain affiliates of WSGI (the “Selling Shareholders”) set forth below have received the Non-Qualified Options, options under the 2004 Plan, restricted stock awards under the 2011 Plan and may receive options or other awards (“Awards”) under the 2011 Plan in the future and upon exercise of such options or acquisition and vesting of Shares pursuant to Awards will receive Shares which may be sold, and the Shares are being registered hereby for resale.

The Selling Shareholders may resell any or all of such Shares at any time they choose while this Prospectus is effective.  The inclusion in this Prospectus of the persons named below who have acquired Shares under the Plans and/or the Non-Qualified Options shall not be deemed to be an admission that any such individual is an “affiliate” of ours.  There is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this Prospectus.

The following table sets forth:  (i) the name of the Selling Shareholders, (ii) his or her position(s), office or other material relationship with WSGI and its predecessors and affiliates over the past three years, (iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to and following the offering, and (iv) the Shares being offered pursuant to this Prospectus.

Name and Position	Shares Beneficially Owned Prior to Offering (1)	Shares Offered Pursuant to Prospectus (2)(4)	Shares Beneficially Owned After Offering (1)	Percent of Common Stock After Offering (1)
Michael K. Clark, Chairman (3)	21,175,191	6,333,334	14,841,857	3.6%
Wayne P. Jackson, Director	2,800,000	250,000	2,550,000	*
Glenn D. Estrella, President, CEO and Director	17,175,147	13,722,222	3,452,925	*
Barbara M. Johnson, VP, GC and Secretary	7,050,000	5,550,000	1,500,000	*
W. Jeffrey Sawyers, CFO and Treasurer	2,060,513	2,500,000	_	*
Daniyel Erdberg, Director Business Development	21,961,111	15,561,111	6,400,000	1.5

*	Less than 1%

(1)
Applicable percentage of ownership is based on 406,708,152 shares of Common Stock of WSGI outstanding as of December 15, 2011 and includes shares of Common Stock which have not been issued but are subject to options and warrants which either are presently exercisable or will become exercisable, within 60 days of December 15, 2011, as follows: Mr. Clark – 6,900,000 shares; General Jackson – 250,000 shares; Mr. Estrella – 12,255,556 shares; Ms. Johnson – 3,650,000 shares; Mr. Sawyers – 1,560,513 shares; and Mr. Erdberg – 13,961,111 shares.

(2)
Includes shares that have not yet been issued and are not vested or exercisable under stock option grants within 60 days of December 15, 2011, and thus reflects shares that are not included in beneficial ownership in columns 1 and 3.

(3)	Includes 60,000 shares of Common Stock owned by his daughter over which shares Mr. Clark exercises voting power and/or investment power.
(4)
As of the date of this Prospectus, Mssrs. Clark, Jackson, Estrella, Sawyers and Erdberg and Ms. Johnson have been granted options under the 2004 Plan, Mssrs. Clark, Estrella, Erdberg, and Sawyers and Ms. Johnson have been granted Non-Qualified Options, and Mssrs. Estrella, Erdberg, and Sawyers and Ms. Johnson have been granted Awards under the 2011 Plan.  As part of this Prospectus, WSGI is registering 63,916,667 shares for the account of any recipient (including the Selling Shareholders) of options, restricted stock, restricted stock units or other Awards in connection with the Non-Qualified Options, and grants under the Plans.  There can be no assurances that any Selling Shareholder will receive or sell all or any of the Shares registered pursuant to this Prospectus.  If a Selling Shareholder intends to sell Shares pursuant to this Prospectus, a post-effective amendment may be filed prior to such sale.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennedy Space Center, State of Florida on January 10, 2012.

WORLD SURVEILLANCE GROUP INC.

By:	/s/ Glenn D. Estrella
Glenn D. Estrella
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Glenn D. Estrella	President, Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2012
Glenn D. Estrella

/s/ W. Jeffrey Sawyers	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 10, 2012
W. Jeffrey Sawyers

	Director	January 10, 2012
Michael K. Clark

/s/ Anita S. Hulo *	Director	January 10, 2012
Anita S. Hulo

/s/ Wayne P. Jackson *	Director	January 10, 2012
Wayne P. Jackson

/s/ Kevin S. Pruett *	Director	January 10, 2012
Kevin S. Pruett

*  By: /s/ Glenn D. Estrella
    (Glenn D. Estrella,
      Attorney-in-Fact)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended and Restated By-Laws of the Company (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 7, 2011 and incorporated herein by reference)

4.2	Amended and Restated Certificate of Incorporation (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 27, 2011 and incorporated herein by reference)

4.3
Certificate of Ownership of Sanswire Corp. and World Surveillance Group Inc. dated April 4, 2011 (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 19, 2011 and incorporated herein by reference)

4.4	2004 Employee Stock Option Plan (filed as Appendix 1 to the Company’s Definitive Proxy Statement, as filed with the SEC on July 11, 2005 and incorporated herein by reference)

4.5	2011 Equity Compensation Incentive Plan (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 27, 2011 and incorporated herein by reference)

4.6	Non-Qualified Stock Option Agreements (filed as Exhibits to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 16, 2011 and incorporated herein by reference)

5.1	Opinion of Fleming PLLC (filed as Exhibits to the Company’s Registration Statement on Form S-8, as filed with the SEC on October 5, 2011 and incorporated herein by reference)

23.1*	Consent of Rosen Seymour Shapss Martin & Company LLP

23.2	Consent of Fleming PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to the Company’s Registration Statement on Form S-8, as filed with the SEC on October 5, 2011 and incorporated herein by reference)